Exhibit 99.1
AbTech Industries, Inc.
Audited Financial Statements
As of and for the years ended December 31, 2009 and 2008

ABTECH INDUSTRIES, INC.
FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
AbTech Industries, Inc.
Phoenix, Arizona
We have audited the accompanying consolidated balance sheets of AbTech Industries, Inc. as of December 31, 2009 and 2008 and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AbTech Industries, Inc. at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred substantial net losses in recent years resulting in a significant accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Semple, Marchal & Cooper, LLP
Phoenix, Arizona
July 28, 2010
INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE

ABTECH INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$108,910	$84,600
Accounts receivable — related party	26,413	127,208
Accounts receivable — trade, net	18,564	72,456
Inventories, net	581,124	579,481
Prepaid expenses and other current assets	98,689	9,919

Total current assets	833,700	873,664

Fixed assets, net	77,341	118,917
Security deposits	17,977	17,977
Deferred charges	42,705	17,325

Total assets	$971,723	$1,027,883

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable	$294,862	$220,310
Accounts payable — related party	32,839	26,693
Loans from shareholders	291,000	79,000
Notes payable	250,000	—
Customer deposits	197,108	158,274
Accrued interest payable	22,705	—
Accrued expenses	71,143	86,650

Total current liabilities	1,159,657	570,927

Due to related party	111,463	116,088
Convertible promissory notes — related party	3,787,001	2,706,001
Convertible promissory notes	805,000	175,000

Total liabilities	5,863,121	3,568,016

Commitments and contingencies

Stockholders’ deficiency
Preferred stock: $0.01 par value, 5,000,000 shares authorized; 3,500,000 shares designated as Series A Convertible Preferred Stock, no liquidation preference; issued and outstanding shares: 2009 — 1,510,875; 2008 — 1,506,667	15,109	15,067
Common stock, $0.01 par value; 15,000,000 authorized shares; issued and outstanding shares: 2009 — 5,496,847; 2008 — 5,492,180	54,969	54,922
Additional paid-in capital	16,591,796	16,321,758
Accumulated deficit	(21,553,272)	(18,931,880)

Total stockholders’ deficiency	(4,891,398)	(2,540,133)

Total liabilities and stockholders’ deficiency	$971,723	$1,027,883

The accompanying notes are an integral part of these consolidated financial statements.

ABTECH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2009	2008
Net revenues	$237,849	$622,156
Net revenues — related party	24,933	258,512

Total net revenues	262,782	880,668

Cost of revenues	430,045	644,758

Gross profit (loss)	(167,263)	235,910

Operating expenses
Selling, general and administrative	1,921,680	1,858,146
Research and development	456,845	679,056

Total operating expenses	2,378,525	2,537,202

Operating loss	(2,545,788)	(2,301,292)

Other income (expense)
Interest income	41	3,504
Interest expense	(48,149)	(7,540)
Other income (expense)	(27,496)	(7,108)

Total other income (expense), net	(75,604)	(11,144)

Net loss before income taxes	(2,621,392)	(2,312,436)

Provision for income taxes	—	—

Net loss available to common stockholders	$(2,621,392)	$(2,312,436)

The accompanying notes are an integral part of these consolidated financial statements.

ABTECH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

					Additional
	Preferred Stock		Common Stock		paid-in	Accumulated
	Shares	Amounts	Shares	Amounts	capital	deficit	Total

Balance at December 31, 2007	1,506,667	$15,067	5,492,180	$54,922	$16,175,284	$(16,619,444)	$(374,171)
Stock-based compensation expense					146,474		146,474
Net loss						(2,312,436)	(2,312,436)

Balance at December 31, 2008	1,506,667	15,067	5,492,180	54,922	16,321,758	(18,931,880)	(2,540,133)
Stock based compensation expense					173,364		173,364
Common stock issued for services			4,000	40	14,960		15,000
Common stock issued for cash			667	7	2,493		2,500
Interest paid in preferred shares	4,208	42			15,738		15,780
Warrants issued in debt offering					63,483		63,483
Net loss						(2,621,392)	(2,621,392)

Balance at December 31, 2009	1,510,875	$15,109	5,496,847	$54,969	$16,591,796	$(21,553,272)	$(4,891,398)

The accompanying notes are an integral part of these consolidated financial statements.

ABTECH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2009	2008

Operating Activities
Net loss	$(2,621,392)	$(2,312,436)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	70,993	55,405
Common stock issued for services rendered	15,000	—
Stock-based compensation expense	173,364	146,474
Preferred stock issued for interest on note payable	15,780	—
Changes in operating assets and liabilities:
Accounts receivable, net	154,687	(78,889)
Inventories, net	(1,643)	(28,694)
Prepaid expenses and other current assets	(78,646)	5,844
Accounts payable	80,698	7,428
Customer deposits	38,834	158,274
Accrued interest	22,705	—
Accrued expenses	(15,507)	11,075

Net cash used in operating activities	(2,145,127)	(2,035,519)

Investing Activities
Purchases of fixed assets	(1,438)	(9,740)

Net cash used in investing activities	(1,438)	(9,740)

Financing Activities
Proceeds from issuance of common stock	2,500	—
Proceeds from borrowings from shareholders, net of debt issuance costs	1,331,000	1,620,001
Repayments of borrowings from shareholders	(38,000)	—
Proceeds from notes payable	880,000	175,000
Net decrease in due to related party	(4,625)	(3,411)

Net cash provided by financing activities	2,170,875	1,791,590

Net change in cash and cash equivalents	24,310	(253,669)
Cash and cash equivalents at beginning of period	84,600	338,269

Cash and cash equivalents at end of period	$108,910	$84,600

Supplemental cash flow information:
Cash paid for interest and taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

ABTECH INDUSTRIES, INC.
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008
NOTE 1 — BUSINESS AND SUMMARY OF ACCOUNTING POLICIES
Description of Business
AbTech Industries, Inc. (“AbTech” or the “Company”) is a Delaware corporation with an authorized capital of 15,000,000 shares of $0.01 par value common stock and 5,000,000 shares of $0.01 par value preferred stock.
The Company is an environmental technologies firm that provides innovative solutions to address issues of water pollution. The Company has developed and patented the Smart Sponge® polymer technology. This technology’s oil absorbing capabilities make it highly effective as a filtration media to remove hydrocarbons and other pollutants from flowing or pooled water. The Company is headquartered in Scottsdale, Arizona and has a manufacturing facility located in Phoenix, Arizona.
The Company’s wholly-owned subsidiary, Environmental Security Corporation, (“ESC”) was formed by the Company in 2003 to develop a sensor array technology designed to detect impurities in water flows. ESC owns a U.S. patent on this technology and has acquired rights to another monitoring technology, but otherwise had no operations during either 2009 or 2008.
Summary of Significant Accounting Policies
Basis of Financial Statement Presentation — The consolidated financial statements include the accounts of AbTech Industries, Inc. and its wholly-owned subsidiary, Environmental Security Corporation. Intercompany accounts and transactions have been eliminated.
Cash and Cash Equivalents — The Company considers all highly liquid debt instruments with a maturity of three months or less when acquired to be cash and cash equivalents.
Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Concentration of Credit Risk — Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.
•	Cash and cash equivalents — Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits. At December 31, 2009 and 2008, the Company did not have any cash or cash equivalent balances which were not guaranteed by the Federal Deposit Insurance Corporation. To date, the Company has not experienced any losses in such accounts and believes the exposure is minimal.

•	Major customers and accounts receivable — Major customers represent any customer that accounts for more than 10% of revenues for the year. During 2009, the Company had 1 customer that accounted for 12% of its revenues, whose accounts receivable balance (unsecured) accounted for approximately 3% of accounts receivable at December 31, 2009. During 2008, the Company had one customer (related party) that accounted for 23% of its revenues and one customer that accounted for 32% of its revenues whose accounts receivable balances (unsecured) accounted for approximately 83% and 0%, respectively, of accounts receivable at December 31, 2008.

•	Supplier — Major suppliers represent any vendor that accounts for more than 10% of purchases for the year. During 2009, the Company had one vendor that accounted for 57% of its purchases and one vendor that accounted for 13% of purchases. Accounts payable for these vendors accounted for approximately 0% and 5%, respectively, of accounts payable at December 31, 2009. During 2008, the Company had four vendors that each accounted for more than 10% of its purchases at 40%, 21%, 13% and 10%, respectively. Only one of these vendors had an accounts payable balance at December 31, 2008, which accounted for 19% of accounts payable at December 31, 2008. Although there are other suppliers for raw materials, a change in suppliers could cause a delay in the production process, which could ultimately affect operating results.
Fair Values of Financial Instruments — The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, loans from shareholders and customer deposits approximate their fair values because of the relatively short-term maturity of these instruments.
Inventories — Inventories are stated at the lower of cost or market, with cost computed on an average cost method on the first-in, first-out basis. Inventory costs include raw materials, direct labor and manufacturing overhead. Provision is made for obsolete, slow-moving or defective items where appropriate. The amount of any provision is recognized as an expense in the period the provision occurs.
Warranty Accrual — The Company’s products are subject to warranty periods of one year or less. The warranty accrual is based on management’s best estimate of expected costs associated with product failure and historical product failures. The Company has not incurred any significant warranty claims to date.
Fixed Assets — Fixed assets, stated at cost, are depreciated on the straight-line method for financial statement reporting purposes, over the estimated useful lives of the assets, which range from three to ten years. Repairs and maintenance costs are expensed as incurred. Betterments or renewals are capitalized when they occur.
Deferred Charges — Deferred charges are costs incurred in connection with the issuance of debt. These costs are capitalized as an asset and amortized over the term of the debt.
Revenue Recognition — Revenue is recognized when the product is shipped and the risks and rewards of ownership have transferred to the customer. Since the Company takes title to the inventory, bears the risk of loss for collection, delivery, or returns, and is responsible for order fulfillment, revenues are recognized at the gross sales amounts billed to the customer. The Company recognizes shipping and handling fees as revenue and the related expenses as a component of cost of sales. All internal handling charges are charged to selling, general and administrative expenses.
Allowance for Doubtful Accounts — The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowances are calculated based on a detailed review of individual customer accounts, historical rates and an estimation of the overall economic conditions affecting the Company’s customer base. The Company reviews a customer’s credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The allowance for doubtful accounts was $14,600 at December 31, 2009 and 2008.
Customer Deposits — The Company requires its distributors to pay a one-time fee for the exclusive distribution rights to its products. In some cases, this nonrefundable fee represents a prepayment by the distributor for future product purchases. In such cases the deposit is recognized as revenue when products are shipped and the risks and rewards of ownership have been transferred.

Cost Recognition — Cost of revenues includes all direct material and labor costs and those indirect costs of bringing raw materials to sale condition, including shipping and handling costs. Selling, general, and administrative costs are charged to operating expenses as incurred. Research and development costs are expensed as incurred and are included in operating expenses. Advertising costs are expensed as incurred. Total advertising costs for 2009 and 2008 were $8,089 and $59,291, respectively.
Long-Lived Assets — The Company evaluates long-lived assets for impairment at least annually. When indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount, the Company measures the amount of such impairment by comparing the assets’ carrying value to the assets’ present value of the expected future discounted cash flows.
Income Taxes —Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the book and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce a deferred tax asset to the amount expected to be realized. The Company assesses its ability to realize deferred tax assets based on current earnings performance and on projections of future taxable income in the relevant tax jurisdictions. These projections do not include taxable income from the reversal of deferred tax liabilities and do not reflect a general growth assumption but do consider known or pending events, such as the passage of legislation. The Company’s estimates of future taxable income are reviewed annually. All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of any related appeals or litigation processes. After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement. Our income tax returns are subject to adjustment under audit for approximately the last four years.
Stock-Based Compensation — The Company has adopted ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be expensed based on their fair values.
Compensation expense for stock options is recorded over the vesting period using the fair value on the date of grant, as calculated by the Company using the Black-Scholes model. The non-vested restricted stock grant date fair value, which is the market price of the underlying common stock, is expensed over the vesting period. The Company classifies all share-based awards as equity instruments and recognizes the vesting of the awards ratably over their respective terms.
See Note 11 for a description of the Company’s share-based compensation plan and information related to awards granted under the plan.
NOTE 2 — GOING CONCERN
The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As shown in the consolidated financial statements, the Company has incurred ongoing net losses since inception. These losses, with the associated substantial accumulated deficit, are a direct result of the Company’s product development activities and the costs of introducing its technologies to the market and pursuing market acceptance. In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheets is dependent upon continued operations of the Company which in turn is dependent upon the Company’s ability to meet its financing requirements, and the success of its future operations. The Company operates in a new, developing industry with a variety of competitors. These factors raise substantial doubt about the Company’s ability to continue as a going concern.
Management believes that the Company’s ability to continue as a going concern will be dependent on its ability to raise additional capital and/or generate significant sales growth in the short term. The Company’s ability to achieve these objectives cannot be determined at this time. Management’s plans in regard to these matters are described as follows:
     Sales and Marketing. Historically, the Company has selected qualified distributors to represent its products in key geographic markets. These distributors have introduced and sold the Company’s products in California, Colorado, Connecticut, Florida, Georgia, New York, Maryland, Massachusetts, New Jersey, North Carolina, Oregon, Texas and Wisconsin. The recent economic downturn and other factors led to a significant contraction in sales revenue in 2009, as municipalities, the Company’s primary customers, experienced severe budgetary and financial constraints. In an attempt to reinvigorate sales, the Company has redirected its focus on multiple market segments and has revised its go-to-market strategy by disengaging distributors with exclusive geographic territories, in favor of new alliances with larger companies to cover entire market segments such as municipal stormwater, federal facilities, industrial process water and oil spill response. The massive oil spill in the Gulf of Mexico in 2010 presents an additional market opportunity and the Company is promoting special configurations of its Smart Sponge products to address the extensive clean-up efforts associated with the spill. The Company is also making efforts to expand into specific foreign markets.
     Financing. To date, the Company has financed its operations with loans from shareholders, the exercise of stock options and warrants, private placement financings and sales revenue. The Company raised $2,211,000 in 2009 by issuing various debt instruments. Through the date of issuance of these financial statements, the Company raised an additional $1,255,000 in 2010 from additional sales of similar debt instruments. Management believes that with continued field validation successes, an improving economy, federal regulatory approval of the Company’s antimicrobial technologies, and new strategic alliances with companies that are dominant in key market sectors, sales revenue can grow rapidly thus enabling the Company to reverse its negative cash flow and raise additional capital as needed. There is no assurance that the Company can achieve sustainable operations or that additional capital, if needed, will be available on acceptable terms.
The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.
NOTE 3 — INVENTORIES
Inventories consist of the following at December 31:

	2009	2008
Raw materials	$77,268	$67,086
Work in process	562,256	549,092

	2009	2008
Finished goods	74,600	21,303
Reserve for obsolescence	(133,000)	(58,000)

Total	$581,124	$579,481

NOTE 4 — FIXED ASSETS
Fixed assets consist of the following at December 31:

	2009	2008
Furniture and fixtures	$128,093	$128,093
Computer equipment	52,350	50,912
Machinery and equipment	233,265	233,265
Leasehold improvements	19,348	19,348

Total	433,056	431,618
Less accumulated depreciation	(355,715)	(312,701)

Net book value	$77,341	$118,917

Depreciation expense charged to operations during 2009 and 2008 was $43,014 and $45,505, respectively.
NOTE 5 — COMMITMENTS
Capital Leases — As of December 31, 2009 and 2008 the Company had no assets under capital lease.
Operating Leases — The Company leases office and warehouse space, office equipment and an automobile under various noncancelable operating leases that extend through February 2013. Total rental expense charged to operations during 2009 was $243,235 (2008: $275,968). Future annual minimum lease payments for the next five years, under noncancelable operating leases with initial or remaining terms of one year or more, as of December 31, 2009, are as follows: 2010: $252,197; 2011: $280,100; 2012: $252,242; and 2013: $25,740.
Employment Agreements — The Company has entered into indefinite employment agreements with certain members of management. The employment agreements require compensation be paid in the amount of $270,000 per annum. The agreements require base salary increases contingent upon meeting certain revenue thresholds. To date, no threshold requiring a salary increase has been met.
NOTE 6 — LOANS FROM SHAREHOLDERS
Loans from shareholders at December 31, 2009 and 2008 consist of six (four in 2008) short term loans made by Directors of the Company to the Company or its subsidiary, ESC. As of December 31, 2009,

these loans had interest rates ranging from 0% to 12% per annum and had maturity dates ranging from “due on demand” to December, 2010, and are unsecured.
NOTE 7 — RELATED PARTY TRANSACTIONS
Accounts receivable; related party — represents amounts due from distributors owned by certain AbTech stockholders. As of the date of issuance of these financial statements, approximately $6,319 of the December 31, 2009 balance has been paid to the Company. The balance remains outstanding and management deems this amount, net of reserves taken, to be collectible.
Royalty Agreement — In 2009, the Company entered into a Royalty Agreement (the “Agreement”) with Hydrophix of California (“Hydrophix”), a distributor owned by two stockholders of the Company. Under the terms of the agreement, the Company is required to pay to Hydrophix a royalty equal to (i) 10% of revenues generated by AbTech from sales to Hydrophix of any products containing Smart Sponge Plus material and (ii) 5% of all revenues generated by AbTech from sales of a certain product to distributors other than Hydrophix, up to a maximum of $1,086,000. The first $104,665 of royalties due under the Agreement is to be retained by AbTech as payment for outstanding amounts due from Hydrophix. The term of the Agreement is ten years or the date on which total royalty payments reaches $1,086,000, which is the maximum royalty allowed under the Agreement. As of December 31, 2009, no royalties had been paid to, or earned by, Hydrophix under this Agreement. The $104,665 due from Hydrophix, that is to be offset by future royalties payments due under the Agreement, is included in “Prepaids and other current assets” net of a $26,000 reserve.
Due to related party — (2009: $111,463 and 2008: $116,088) represents amounts owed to a related company for services provided in the form of office and clerical support, and cash advances. On December 31, 1998, the Company executed a loan document in the amount of $127,353, with an original maturity date of December 31, 2003 (extended to December 31, 2013), with interest accruing at the rate of 5% per annum until the loan is paid in full. In the event of default of principal or interest, the entire unpaid balance, including principal and interest, will be due and payable without notice, with interest accruing at 8% from the date of default.
Convertible Promissory Notes — Refer to Note 10 for details.
NOTE 8 — ACCRUED EXPENSES
Accrued expenses consist of the following at December 31:

	2009	2008
Accrued payroll	$38,985	$38,983
Accrued vacation	26,307	30,132
Accrued warranty reserve	5,000	17,000
Other accruals	851	535

	$71,143	$86,650

NOTE 9 — INCOME TAXES
There is no current or deferred tax expense for the years ended December 31, 2009 and 2008 due to the Company’s loss position and full allowance on all future deferred tax assets.
The tax effects of temporary differences that give rise to deferred tax assets are as follows:

	2009	2008

Deferred tax assets:
Net operating loss carryforwards	$8,621,000	7,685,000

Total gross deferred tax assets	8,621,000	7,685,000
Less valuation allowance	(8,621000)	(7,685,000)

Net deferred tax assets	$—	—

At December 31, 2009, net current deferred tax benefit was approximately $936,000 (2008: $962,000) and the net noncurrent deferred tax assets were approximately $7.6 million (2008: $6.7 million). At December 31, 2009, the Company has federal and state loss carryforwards of approximately $21.5 million and $20 million, respectively, which are available to reduce future taxes, if any. These net operating loss carryforwards expire through 2029 and 2014, respectively. The net change in the total valuation allowance for the fiscal year ended December 31, 2009, was a net increase of approximately $936,000. The net change in the total valuation allowance for the fiscal year ended December 31, 2008, was a net increase of approximately $962,000. Based on the Company’s loss position and projection of future taxable income, management believes that it is more likely than not that the Company will not fully realize the benefit of its net deferred tax assets. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.
NOTE 10 — CONVERTIBLE PROMISSORY NOTES
At December 31, 2009 and December 31, 2008 the Company had Convertible Promissory Notes outstanding of $4,592,001 and $2,881,001 respectively. These notes are convertible into shares of the Company’s Preferred Stock. The conversion rate, interest rate and maturity dates of these notes are shown in the table below:

	Principal	Interest	Conversion
Type of Financing	Amount	Rate	Rate	Maturity Date

Related Party
Junior Convertible Notes	$1,156,000	0%	$2.65	9/30/2011
Senior Convertible Notes	750,000	0%	$3.75	3/31/2013
Senior Convertible Notes	400,000	0%	$3.75	7/7/2013
Senior Convertible Notes	200,001	0%	$3.75	8/27/2013
Senior Convertible Notes	200,000	0%	$3.75	12/19/2013
Senior Convertible Notes	325,000	0%	$3.75	2/3/2014
Senior Convertible Notes	50,000	0%	$3.75	4/1/2014
Senior Convertible Notes	200,000	0%	$3.75	4/16/2014
Senior Convertible Notes	6,000	0%	$3.75	5/11/2014
Senior Convertible Notes	500,000	12%	$3.75	6/26/2014

Subtotal — related party	3,787,001

	Principal	Interest	Conversion
Type of Financing	Amount	Rate	Rate	Maturity Date

Non-related party
Senior Convertible Notes	100,000	0%	$3.75	10/3/2013
Senior Convertible Notes	75,000	0%	$3.75	11/20/2013
Senior Convertible Notes	100,000	0%	$3.75	1/8/2014
Senior Convertible Notes	50,000	0%	$3.75	10/3/2013
Senior Convertible Note	55,000	0%	$3.75	4/8/2014
Senior Convertible Note	100,000	0%	$3.75	5/8/2014
Senior Convertible Notes	125,000	0%	$3.75	5/29/2014
Senior Convertible Notes	50,000	0%	$3.75	6/12/2014
Senior Convertible Notes	50,000	0%	$3.75	11/5/2014
Senior Convertible Notes	100,000	0%	$3.75	11/25/2014

Subtotal — non-related party	805,000

Total	$4,592,001

In the event of liquidation of the Company, the Senior Convertible Notes have priority over the Junior Convertible Notes. Additionally, holders of Senior Convertible Notes have priority over any amounts due stockholders and other lenders of the Company, regardless of the form of payment which may be due. The holder of the only interest bearing note in the chart above ($500,000 at 12%) has the option to receive quarterly interest payments in the form of cash or converted into share of Series A Preferred Stock at a conversion rate of $3.75 per share. A warrant was also issued with this note for 44,444 shares of the Company’s Series A preferred stock (See Note 11) at a conversion price of $3.75 per share.
NOTE 11 — STOCKHOLDERS’ EQUITY AND SHARE BASED COMPENSATION
Stock Options
AbTech grants stock options to officers, directors, employees and consultants under Stock Plans. Stock Plans provide that up to 15% of the capital stock outstanding of the Company shall be available for awards granted under the plan. The Board of Directors has approved a pool of 950,000 shares that may be granted under the 2007 Stock Option Plan, the Stock Plan currently in effect. Options expire on the earlier of the stated expiration date or, in the case of incentive stock options, ninety days after the date employment ends or, in the case of non-statutory options, 30 days after the optionee ceases to be a service provider to the Company. The stated expiration dates occur between 2010 and 2019. Stock options are granted at the fair market value of the common stock as determined by the Board of Directors on the date of grant and are exercisable subject to vesting provisions and performance objectives. The company issues new authorized shares for the exercise of stock options.
For 2009, the additional compensation expense of $173,364 for stock options under ASC 718 is included in Selling, general and administrative expense in the consolidated statements of operations ($146,474 in 2008). There was no related tax benefit recognized due to the Company’s loss position. At December 31, 2009, the Company had approximately $400,345 of total unrecognized compensation cost related to unvested stock options. This cost is expected to be recognized over a weighted-average period of approximately 1 year. No cash was received from the exercise of stock options during 2009 or 2008.
Compensation expense was determined from the estimates of fair values of stock options granted using the Black-Scholes option pricing model. The following table summarizes the weighted average of fair value and the significant assumptions used in applying the Black-Scholes model for options granted in 2009 (there were no options granted in 2008):

Weighted average of fair value for options granted	$1.20
Weighted average assumptions used:
Expected dividend yield	0.0%
Expected volatility	15.0%
Risk-free interest rate	3.0%
Expected life (in years)	10.0
The assumptions for expected dividend yield, expected volatility and expected life reflect management’s judgment and include consideration of historical experience. Expected volatility is based on historical volatility of the Company’s shares and the historical volatility of public companies or mutual funds operating in similar markets. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option.
The Company’s stock option activity for the two years ending December 31, 2009 is summarized below:

	Year ended December 31, 2009
		Weighted-	Weighted-
	Number of Shares	average Exercise	average
	Under Option	Price	Remaining Term
Balance at beginning of period	1,209,000	$4.04
Granted	120,000	3.75
Exercised	—	—
Forfeited or expired	(549,000)	3.75

Outstanding at end of period	780,000	3.74	4.97

Vested or expected to vest at end of period	512,001	3.73	3.28

Exercisable at end of period	512,001	3.73	3.28

As of December 31, 2009, there were 780,000 stock options outstanding with a weighted average remaining life of 5.0 years and an intrinsic value of $22,000. As of December 31, 2009, there were approximately 512,001 options exercisable with a weighted average remaining life of 3.3 years and an intrinsic value of $22,000.
The following table summarizes the activity of the shares and weighted-average grant date fair value of the Company’s non-vested common stock options during the year ended December 31, 2009:

		Weighted-average
		grant date
	Shares	fair value
Not-vested at December 31, 2008	721,001	1.47
Granted	120,000	1.20
Vested	(145,002)	1.19
Forfeited or expired	(428,000)	1.48

Non-vested at December 31, 2009	267,999	1.49

Common stock
In 2009, the Company issued 667 shares of common stock for cash at $3.75 per share. There were no shares of common stock issued for cash in 2008.
Warrants
In 2009 the Company issued the following warrants:
•	An individual received warrants to purchase 1,333 shares of common stock with an exercise price of $3.75 per share as a finder’s fee in conjunction with raising capital. Under these warrants, 500 shares are exercisable at any time prior to March 27, 2012 and 833 shares are exercisable at any time prior to May 29, 2012.

•	In conjunction with the issuance of short-term promissory notes, the Company issued warrants to purchase 104,000 shares of common stock at $3.75 per share. The fair value of these warrants of $12,865 was recorded as a deferred financing cost and was fully amortized in 2009.

•	In conjunction with the issuance of a Senior Convertible Promissory Note the Company issued a warrant to purchase 44,444 shares of Series A Preferred Stock at $3.75 per share. The fair value of these warrants of $50,618 was recorded as a deferred financing cost, of which, $5,214 was amortized in 2009.
The Company issued no warrants in 2008.
A summary of common stock warrants outstanding at December 31 is as follows:

	Year ended December 31, 2009
		Weighted-
	Number of	average Exercise
	Warrants	Price
Outstanding at December 31, 2008	681,000	$4.29
Granted	149,777	3.75
Exercised	—	—
Forfeited or expired	—	—

Outstanding at December 31, 2009	830,777	4.19

All of the above warrants expire at various dates through 2014. As of December 31, 2009, the outstanding and exercisable warrants to purchase an aggregate of 830,777 shares of common stock had a weighted average remaining life of 2.4 years.
Common shares reserved for future issuance

As of December 31, 2009, common shares reserved for future issuance were as follows:

Conversion of convertible preferred stock	1,510,875
Shares issuable upon conversion of debt	1,352,491
Stock options outstanding	780,000
Warrants to purchase common stock	830,777

4,474,143

Series A Convertible Preferred Stock
The Company has designated 3,500,000 of its 5,000,000 authorized preferred shares as Series A Convertible Preferred Stock (“Series A Stock”) and has issued 1,510,875 of such shares to investors. Series A Stock has a par value of $0.01 and no liquidation or dividend preferences.
The holders of Series A Stock may at any time elect to convert any or all such shares into common shares of the Company at a conversion rate initially set at one share of common stock for each share of Series A Stock, subject to certain anti-dilution adjustments that protect Series A Stockholders if the Company issues new shares at less than $3.75 per share. The Series A Stock will automatically convert into common shares upon either (a) the closing of a firm underwritten public offering, (b) subsequent listing on the New York Stock Exchange or the NASDAQ Global Market, or (c) upon the sale or transfer of substantially all the assets or the consolidation or merger with an entity solely for cash or solely for cash and securities listed on the New York Stock Exchange or the NASDAQ Global Market.
As long as Series A Stockholders hold, on a converted basis, at least 8% of the Common Stock of the Company, they will be granted a pre-emptive right to maintain their respective ownership percentages, as determined on a fully-diluted basis, in subsequent sales of Common Stock or Common Stock Equivalents conducted by the Company. Series A Stockholders have a right to designate up to three Directors to the Board of Directors (Series A Directors) and the Series A Directors are entitled to choose at least one member of the Audit Committee and one Member of the Compensation Committee. Corporate governance provisions were also modified to require various levels of supermajority approval by the Board for specific, major actions taken by the Company. For some actions, approval of 2/3rds of the Series A Directors is required.
NOTE 12 — LITIGATION, CLAIMS AND ASSESSMENTS
The Company experiences routine litigation in the normal course of its business. During 2008, the Company responded to a complaint by the United States Environmental Protection Agency claiming alleged violations of the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”) with regard to sales of the Company’s antimicrobial products. The Company settled the complaint with EPA during 2009 and filed an application with EPA to register its antimicrobial products under FIFRA.
NOTE 13 — SUBSEQUENT EVENTS
Subsequent to December 31, 2009 and through the date of the auditors report July 28, 2010, the following events occurred:

•	During January through June 2010 the Company raised $1,255,000 of capital by selling Convertible Senior Promissory Notes to investors. These non-interest bearing notes are convertible into shares of Series A Preferred Stock at $3.75 per share, are senior to any other outstanding debt of the Company, and are due five years from the date of issuance.

•	During March and April of 2010 the Company raised $300,000 of capital by selling short-term promissory notes to investors. These notes have an interest rate of 12% and may be converted into Convertible Senior Promissory Notes, as described above, at any time prior to repayment. These notes mature 120 days from the date of issuance.

•	On or about July 17, 2010, the Company’s Board of Directors approved and the Company signed an Agreement and Plan of Merger with Abtech Holdings, Inc., formerly Laural Resources, Inc. (“Laural”). Under the terms of this agreement Laural agreed to acquire substantially all of the issued and outstanding capital stock of AbTech through a reverse acquisition transaction in exchange for the shareholders of AbTech acquiring approximately seventy eight percent (78%) ownership interest in Laural. This proposed transaction will require approval by shareholders prior to closing. If the transaction proceeds to closing, Laural has agreed to advance an aggregate of $3,000,000 in cash to AbTech. As of August 6, 2010, Laural has provided $845,000 of cash to the Company as an advance on the $3,000,000 due at closing and has agreed to provide additional advances of $200,000 per month until the closing of the transaction. If the transaction does not proceed to closing, any funds advanced to the Company will be either: (i) repaid to Laural, (ii) converted into an investment in the Convertible Senior Promissory Notes of AbTech, or (iii) converted into a common stock equity investment in AbTech at $3.75 per share.

AbTech Industries, Inc.
Unaudited Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

ABTECH INDUSTRIES, INC.
UNAUDITED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2010 AND 2009
CONTENTS

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Notes to the Consolidated Financial Statements	5 — 7

ABTECH INDUSTRIES, INC.
Consolidated Balance Sheets

	(Unaudited)
	Sep. 30, 2010	Dec. 31, 2009

ASSETS
Current assets
Cash and cash equivalents	$11,373	$108,910
Accounts receivable — related party	18,592	26,413
Accounts receivable — trade	13,974	18,564
Inventories	589,846	581,124
Prepaid expenses and other current assets	96,783	98,689

Total current assets	730,568	833,700

Fixed assets, net	70,003	77,341
Security deposits	17,977	17,977
Deferred charges	27,684	42,705

Total assets	$846,232	$971,723

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable	$498,690	$294,862
Accounts payable — related party	16,644	32,839
Loans from shareholders	139,500	291,000
Notes payable	200,000	250,000
Customer deposits	178,131	197,108
Accrued interest payable	40,092	22,705
Accrued expenses	96,500	71,143

Total current liabilities	1,169,557	1,159,657

Due to related party	107,853	111,463
Convertible promissory notes	2,320,866	805,000
Convertible promissory notes — related party	3,737,000	3,787,001

Total liabilities	7,335,276	5,863,121

Commitments and contingencies

Stockholders’ deficiency
Preferred stock: $0.01 par value, 5,000,000 shares authorized; 3,500,000 shares designated as Series A Convertible Preferred Stock; issued and outstanding: 2010- 1,589,775; 2009 - 1,510,875	15,898	15,109
Common stock: $0.01 par value, 15,000,000 shares authorized; issued and outstanding: 2010 — 5,501,925; 2009 - 5,496,847	55,019	54,969
Additional paid in capital	16,992,049	16,591,796
Accumulated deficit	(23,552,010)	(21,553,272)

Total stockholders’ deficiency	(6,489,044)	(4,891,398)

Total liabilities and stockholders’ deficiency	$846,232	$971,723

The accompanying notes are an integral part of these financial statements.

ABTECH INDUSTRIES, INC.
Consolidated Statements of Operations
For the nine months ended September 30 (Unaudited)

	2010	2009

Net revenues	$343,930	$166,744
Net revenues — related party	—	12,030

Total net revenues	343,930	178,774

Cost of revenues	291,825	269,618

Gross profit (loss)	52,105	(90,844)

Operating expenses
Selling, general and administrative	1,556,080	1,370,319
Research and development	382,745	331,759

Total operating expenses	1,938,825	1,702,078

Operating loss	(1,886,720)	(1,792,922)

Other income (expense)
Interest income	8	40
Interest expense	(89,821)	(22,727)
Other income (expense)	(22,205)	(6,324)

Total other income (expense)	(112,018)	(29,011)

Net loss before income taxes	(1,998,738)	(1,821,933)

Provision for income taxes	—	—

Net (loss) available to common stockholders	$(1,998,738)	$(1,821,933)

The accompanying notes are an integral part of these financial statements.

ABTECH INDUSTRIES, INC.
Consolidated Statements of Cash Flows
For the nine months ended September 30 (Unaudited)

	2010	2009

Operating activities
Net loss	$(1,998,738)	$(1,821,933)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation & amortization	35,673	40,707
Common stock issued for services rendered	19,980	15,000
Stock based compensation expense	85,234	—
Preferred stock issued for interest on notes payable	45,877	—
Changes in operating assets and liabilities:
Accounts receivable	12,411	131,814
Inventories	(8,722)	(43,199)
Prepaid expenses and other current assets	1,906	(104,646)
Accounts payable	187,633	26,596
Customer deposits	(18,977)	(2,630)
Accrued interest	17,387	16,261
Accrued expenses	25,357	5,539

Net cash used in operating activities	(1,594,979)	(1,736,491)

Investing Activities
Purchases of fixed assets	(13,314)	(1,438)

Net cash flows used in investing activities	(13,314)	(1,438)

Financing Activities
Proceeds from issuance of common stock	—	2,500
Repayments of borrowings from shareholders	(141,500)	(38,000)
Proceeds from borrowings from shareholders, net of debt issuance costs	—	1,191,000
Repayments under notes payable	(200,000)	—
Proceeds from notes payable	1,855,866	507,000
Net decrease in due to related party	(3,610)	(3,433)

Net cash provided by financing activities	1,510,756	1,659,067

Net change in cash and cash equivalents	(97,537)	(78,862)
Cash and cash equivalents at beginning of period	108,910	84,600

Cash and cash equivalents at end of period	$11,373	$5,738

Supplemental information:
Cash paid for interest and taxes	$19,540	—

Noncash investing and financing activities:
Preferred stock issued for conversion of debt, including accrued interest	$263,104	—

The accompanying notes are an integral part of these consolidated financial statements

AbTech Industries, Inc.
Notes to the Unaudited Consolidated Financial Statements
NOTE 1 — Interim Financial Statements
The accompanying consolidated financial statements of AbTech Industries, Inc. and its subsidiary, Environmental Security Corporation, (the Company) have not been audited by an independent registered public accounting firm. In the opinion of the Company’s management, the interim data include all adjustments necessary for a fair statement of the results for the interim periods. These adjustments were of a normal recurring nature. The results for the nine-month period ended September 30, 2010, are not necessarily indicative of future financial results.
Certain notes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted from the interim financial statements presented in the accompanying interim financial statements. Therefore, these financial statements should be read in conjunction with the Company’s December 31, 2009 audited financial statements and the notes thereto.
NOTE 2 — New Borrowings
In the nine-month period ended September 30, 2010, the Company issued Senior Convertible Promissory Notes with an aggregate principal amount of $1,415,866. These notes are non-interest bearing, have a 5-year maturity and are convertible into Series A preferred stock at a conversion rate of $3.75 per share. As of September 30, 2010, one of the notes had been repaid, one had elected to convert to common stock in conjunction with the merger transaction (see Note 6) and one remained outstanding beyond its maturity date.
The Company also issued three short-term Convertible Promissory Notes each with a principal amount of $100,000, a twelve percent (12%) interest rate and a right to convert to Series A Preferred Stock at a rate of $3.75 per share.
The Company also borrowed $140,000 pursuant to a 12% promissory note with a maturity date of May 31, 2010. $100,000 of this note was repaid during the period and the balance, including accrued interest of $5,294 was converted into 12,078 shares of Series A preferred stock of the Company.
The Company also received $945,000 from AbTech Holdings, Inc. as an advance payment of the $3,000,000 cash funding to be provided at the closing of the Merger Transaction (see NOTE 6). This amount is included in the balance sheet as of September 30, 2010 as convertible promissory notes.

NOTE 3 — Inventories
The Company uses a perpetual inventory system and periodic physical test counts to determine inventory amounts at interim balance sheet dates.

	September 30, 2010	December 31, 2009

Raw materials	$90,118	$77,268
Work in process	474,796	562,256
Finished good	157,932	74,600
Reserve for obsolescence	(133,000)	(133,000)

Total	$589,846	$581,124

NOTE 4 — Going Concern
The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs. Therefore, in order to continue as a going concern the Company will need to generate additional revenue and obtain additional capital to fund its operating losses.
Management’s plans to generate additional revenues include the development of strategic relationships and alliances with larger companies that have established distribution networks in targeted markets and geographic areas; the introduction of the Company’s products into new market sectors; and expansion into additional geographic areas in the United States and worldwide. To raise additional capital the Company plans to complete a reverse merger transaction that will include new investment capital of at least $3,000,000 (See NOTE 6 — Subsequent Events). As of September 30, 2010, the Company had received cash advances on this funding of $945,000. Management cannot provide any assurance that the Company can obtain sufficient additional capital to fund operations or that the Company can achieve sustainable operations.
The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.
NOTE 5 — Subsequent Events
The Company has evaluated subsequent events from September 30, 2010 through February 11, 2011.
Merger Transaction
On July 17, 2010, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Abtech Holdings, Inc., formerly Laural Resources, Inc. (“ABHD”) whereby ABHD is to acquire all of the issued and outstanding common stock of AbTech Industries through a reverse acquisition transaction in exchange for the shareholders of AbTech Industries acquiring approximately seventy-eight percent (78%) ownership interest in ABHD. In August, 2010 the transaction was approved by stockholders of the Company and the Company then proceeded to prepare to close the transaction. As of September 30, 2010, the closing of the merger transaction was pending completion of the various conditions precedent stipulated in the Merger Agreement. As of September 30, 2010, ABHD had

provided $945,000 of cash to the Company as an advance on the $3,000,000 capital investment due at closing. From September 30, 2010 through January 31, 2011, ABHD provided an additional $650,000. At closing, the Company will receive the remaining $1,405,000 committed capital investment. Other terms regarding the merger transaction can be found in the Form 8-K filed by ABHD in conjunction with the closing of the merger transaction.
Stock Options
In October 2010, the Company’s Board of Directors approved the grant of 475,000 common stock options to directors, employees and consultants under the Company’s 2007 Stock Option Plan. The options granted by the Board have an exercise price of $3.75 per share and expire between five and ten years from the date of grant. Vesting for 52,000 of the options occurred on the date of grant. Vesting for 90,000 of the options will occur on December 31, 2010 and the balance of the options will vest in 2011 pending continued service to the Company and the achievement of specified performance targets during 2011. In conjunction with these grants, certain officers of the Company relinquished 230,000 unvested, common stock options previously granted that were set to expire on December 31, 2010.